UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 14, 2026
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ALICO, INC.
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(Exact name of registrant as specified in its charter)
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Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913
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(Address of principal executive offices)(Zip Code)
239-226-2000
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(Registrant’s telephone number, including area code)
Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 14, 2026, Alico, Inc. (the “Company”) entered into a third amended and restated employment agreement (the “Employment Agreement”) with John Kiernan, the Company’s President and Chief Executive Officer, which, among other things, (i) extended the term of Mr. Kiernan’s employment through September 30, 2030, subject to extension and termination pursuant to the provisions of the Employment Agreement, (ii) provides that Mr. Kiernan would be eligible for an annual base salary of $550,000 for the first year of the term under the Employment Agreement, increasing by $25,000 for each of the second, third, fourth and fifth years of the term, up to an annual base salary of $650,000, (iii) ) provides that, upon a termination of Mr. Kiernan’s employment without “Cause” or for “Good Reason” on or after a “Change in Control” (each as defined in the Employment Agreement), Mr. Kiernan would be entitled to receive enhanced severance equal to 200% of his annual base salary, payable in installments over 24 months in accordance with the Company’s regular payroll practices, and (iv) provides for an updated bonus structure for Mr. Kiernan which supersedes Mr. Kiernan’s prior Amended and Restated Annual Performance and Long Term Bonus Agreement in its entirety, such that under the Employment Agreement Mr. Kiernan will be eligible to receive an annual discretionary performance bonus in an amount up to $250,000 and will also be eligible to earn real estate incentive bonus awards for each fiscal year upon achievement of specified real estate milestones of the Company in accordance with the terms set forth in the Employment Agreement, which real estate bonus(es) will be payable (A) at least 75% in cash and (B) in the discretion of the Company’s Board of Directors or Compensation Committee, up to 25% in the form of a performance-based restricted stock unit grant under the Company’s Amended and Restated Stock Incentive Plan of 2015, which will be fully vested upon grant. The number of shares subject to such performance-based restricted stock unit award will be determined by using an average trading price for the first 10 trading days in the November following the end of the applicable fiscal year to which such award relates.

In addition, effective on July 14, 2026, Mr. Kiernan was granted a performance-based restricted stock unit (the “PSUs”) award pursuant to a Performance-Based Restricted Stock Unit Award Agreement under the Company’s Amended and Restated Stock Incentive Plan of 2015, pursuant to which Mr. Kiernan is eligible to earn up to 160,000 PSUs based on the achievement of specified 60 trading day volume-weighted average price per share targets during the period commencing October 1, 2025 through September 30, 2030 (“60-Day VWAP”), ranging from $40 per share to $110 per share. Any PSUs that are earned pursuant to achievement of the 60-Day VWAP targets will also be subject to time-based vesting, with 50% of the earned PSUs, if any, vesting on September 30, 2030 and the remaining 50% of the earned PSUs vesting in equal annual installments on each of the first five anniversaries of October 1, 2025, in each case subject to Mr. Kiernan’s continued service through the applicable vesting date. In the event of a “Change in Control”, the performance period will cease, and outstanding PSUs will be deemed earned to the extent that the fair market value per share on the date such Change in Control is consummated (informed by the per-share value achieved in such “Change in Control equals or exceeds any then-unmet 60-Day VWAP target, as determined by the Board in its sole discretion. Any PSUs which are deemed earned shall remain outstanding and eligible to vest based on the original time-vesting schedule and any PSUs that are not earned or deemed earned as of the date such Change in Control is consummated will be immediately and automatically forfeited. Any unvested PSUs which have been earned or deemed earned due to actual performance achievement will fully vest upon Mr. Kiernan’s termination by the Company without “Cause”, due to Mr. Kiernan’s death or “Disability” or, following a “Change in Control”, due to a resignation by Mr. Kiernan for “Good Reason” (each as defined in the Employment Agreement).

The foregoing description of the Employment Agreement and the Performance-Based Restricted Stock Unit Award is qualified in its entirety by reference to the full text of those agreements, which will each be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2026	ALICO, INC.

	By:	/s/ Bradley Heine

Bradley Heine
Chief Financial Officer